EXHIBIT J – AUDITOR CONSENT

Cohen & Co®

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2026, relating to the financial statements and financial highlights of Tarkio Fund, a series of Clark Fork Trust, which are included in Form N-CSR for the year ended May 31, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Additional Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Cleveland, Ohio
September 25, 2026